EXHIBIT 99.1

For release: 7:30 a.m., May 9, 2005

For further information contact:
Jerry Davis (media) 215-977-6298
Colin Oerton (investors) 866-248-4344

No. 8

SUNOCO LOGISTICS PARTNERS L.P. TO ACQUIRE
TEXAS CRUDE OIL PIPELINE SYSTEM AND STORAGE FACILITY

     PHILADELPHIA, May 9, 2005 — Sunoco Logistics Partners L.P. (NYSE: SXL) announced today that it has signed a definitive agreement with Mobil Pipe Line Company, to purchase a crude oil pipeline system and storage facility, located in Texas. Closing of the transaction is expected within the next 100 days, subject to customary closing conditions.

     The system consists of a 187-mile, 16-inch pipeline, with operating capacity of 125 mbpd, originating at the Corsicana terminal and terminating at Wichita Falls. The Corsicana, Texas terminal consists of 2.9 million shell barrels of crude oil storage.

     “We are very excited about the synergistic opportunities this acquisition will provide. The pipeline will become an integral part of our Texas crude oil pipelines and our Nederland, Texas Terminal investment platforms,” said Deborah M. Fretz, President and Chief Executive Officer. “We anticipate sourcing crude oil through Nederland and the Nederland to Wortham section of the West Texas Gulf Pipe Line. In addition, we will construct a new $18 million, 20-mile pipeline connecting the West Texas Gulf Pipe Line at Wortham to Corsicana. This strategy will enable domestic refiners to source both foreign and Gulf of Mexico crude oil.”

     An investor call with management regarding this acquisition is scheduled for Monday afternoon, May 9, 2005, at 3:00 pm EDT. Those wishing to listen can access the call by dialing (USA toll free) 1-877-297-3442; International (USA toll) 1-706-643-1335 and requesting “Sunoco Logistics Partners Conference Call, Conference Code #6207681.” This event may also be accessed by a webcast, which will be available at www.sunocologistics.com. A number of presentation slides will accompany the audio portion of the call and will be available to be viewed and printed shortly before the call begins. Individuals wishing to listen to the call on the Partnership’s web site will need Windows Media Player, which can be downloaded free of charge from Microsoft or from Sunoco Logistics Partners’ conference call page. Please allow at least fifteen minutes to complete the download.

     Audio replays of the conference call will be available for two weeks after the conference call beginning approximately two hours following the completion of the call. To access the replay, dial 1-800-642-1687. International callers should dial 1-706-645-9291. Please enter Conference ID #6207681.

     Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, was formed to acquire, own and operate substantially all of Sunoco, Inc.’s refined product and crude oil pipelines and terminal facilities. The Eastern Pipeline System consists of approximately 1,900 miles of primarily refined product pipelines and interests in four refined products pipelines, consisting of a 9.4 percent interest in Explorer Pipeline Company, a 31.5 percent interest in Wolverine Pipe Line Company, a 12.3 percent interest in West Shore Pipe Line Company and a 14.0 percent interest in the Yellowstone Pipe Line Company. The Terminal Facilities consist of 8.9 million barrels of refined product terminal capacity and 16.0 million barrels of crude oil terminal capacity (including 12.5 million barrels of capacity at the Texas Gulf Coast Nederland Terminal). The Western Pipeline System consists of approximately 2,450 miles of crude oil pipelines, located principally in Oklahoma and Texas and a 43.8 percent interest in the West Texas Gulf Pipe Line Company. For additional information visit Sunoco Logistics’ web site at www.sunocologistics.com.

     NOTE: Those statements made in this release that are not historical facts are forward-looking statements. Although Sunoco Logistics Partners L.P. (the “Partnership”) believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect the Partnership’s business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: whether or not the transactions described in the foregoing news release will be cash flow accretive; increased competition; changes in demand for crude oil and refined products that we store and distribute; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; plant construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in the Partnership’s Form 10-K filed with the Securities and Exchange Commission on March 4, 2005. Partnership undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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